Exhibit 99.1
Dave & Buster's Reports Fourth Quarter and Fiscal Year End 2024 Financial Results; Repurchases $108 Million of Shares and Executes Sale Leaseback of Five Properties for $111 Million
DALLAS, April 7, 2025 (GLOBE NEWSWIRE) -- Dave & Buster's Entertainment, Inc., (NASDAQ: PLAY), ("Dave & Buster's" or "the Company"), an owner and operator of entertainment and dining venues, today announced financial results for its fourth quarter and fiscal year ended February 4, 2025. The Company's fiscal 2024 consisted of 13 weeks in the fourth quarter and 52 weeks in the fiscal year, whereas the Company's prior fiscal year (fiscal 2023) consisted of 14 weeks in the fourth quarter and 53 weeks in the fiscal year. The 14th week in the fourth quarter of fiscal 2023, also the 53rd week in fiscal 2023, contributed $39.5 million in revenue.
Fourth Quarter 2024 Financial Summary
•Revenue of $534.5 million decreased 10.8% from the fourth quarter of fiscal 2023.
•Comparable store sales decreased 9.4% compared to the same calendar period of fiscal 2023.
•Net income totaled $9.3 million, or $0.24 per diluted share, compared with net income of $36.2 million, or $0.88 per diluted share in the fourth quarter of fiscal 2023. Adjusted net income, a non-GAAP measure, totaled $26.8 million, or $0.69 per diluted share, compared with an Adjusted net income of $42.0 million, or $1.03 per diluted share in the fourth quarter of fiscal 2023. See reconciliation of non-GAAP measures below.
•Adjusted EBITDA, a non-GAAP measure, of $127.2 million, or 23.8% of revenue, in the quarter decreased 16.2% from the fourth quarter of fiscal 2023. See reconciliation of non-GAAP measures below.
Fiscal 2024 Financial Summary
•Revenue of $2.1 billion decreased 3.3% from fiscal 2023.
•Comparable store sales decreased 7.2% compared to the same calendar period in fiscal 2023.
•Net income totaled $58.3 million, or $1.46 per diluted share, compared with net income of $126.9 million, or $2.88 per diluted share in fiscal 2023. Adjusted net income, a non-GAAP measure, totaled $101.4 million, or $2.53 per diluted share, compared with an Adjusted net income of $156.9 million, or $3.56 per diluted share in fiscal 2023. See reconciliation of non-GAAP measures below.
•Adjusted EBITDA, a non-GAAP measure, of $506.2 million, or 23.7% of revenue, decreased 8.9% from fiscal 2023. See reconciliation of non-GAAP measures below.
Additional Events and Commentary
•The Company opened five new stores in the fourth quarter for a total of 14 new stores (11 Dave & Buster's and three Main Events) in fiscal 2024.
•The Company remodeled an additional 15 Dave & Buster’s stores in the fourth quarter of fiscal 2024 and year to date in fiscal 2025. It has completed a total of 44 remodels of Dave & Buster's stores since the start of the remodel program in 2023.
•The Company repurchased approximately 5 million shares in fiscal 2024 totaling $172.0 million and representing 12.4% of the Company's outstanding shares as of the end of fiscal 2023. The Company has repurchased approximately 1 million shares to date in fiscal 2025 totaling $23.9 million. As of today, the remaining share repurchase authorization approved by the Board of Directors is approximately $104 million.

•In the fourth quarter of fiscal 2024, the Company closed on a sale leaseback transaction for the real estate of three Dave & Buster's stores and two Main Event stores with an institutional real estate investor and generated $111.4 million in proceeds.
•In December 2024, the Company opened its first franchise location in Bengaluru, India. To date, the Company has entered into international franchise partnership agreements with over 35 stores committed to development, with sites across five countries under current development and anticipates at least six additional franchise units opening in the next 12 months.
•The Company ended the fourth quarter of fiscal 2024 with $510.4 million of liquidity, which included $6.9 million in cash and $503.5 million available under its $650.0 million revolving credit facility, net of letters of credit.

“While we are disappointed by our results in the fourth quarter, we are very encouraged by the clear opportunities we have identified over the past few months and the most recent trends in the business since taking actions to unwind mistakes and make appropriate changes. Previous leadership, while well intentioned, made significant and ill-advised changes to marketing, food and beverage, operations, remodels and games investment that negatively impacted the business. The current leadership team has been systematically unwinding these mistakes and pursuing a “back to basics” strategy while making high confidence improvements to the key areas of the business entirely in line with our previously communicated strategic plan. For the avoidance of doubt, our strategic plan is the right plan; execution against it was flawed. We are highly confident that our current actions will lead to significantly improved revenue, adjusted EBITDA, free cash flow and shareholder value in the months ahead,” said Kevin Sheehan, Board Chair and Interim Chief Executive Officer.

Sheehan continued, “Results in March and April have notably improved from the trend of the fourth quarter and February, and we expect results to continue to improve in the coming months. Our financial position remains strong with relatively low leverage, no near-term debt maturities and no operative financial covenants. As you all know, we have an excellent business model with high returns on new unit investment, best in class store level unit economics, disciplined expense management, and significant operating free cash flow generation. Importantly, the current leadership team and the full Board are laser focused on managing this business to drive both revenue growth and free cash flow generation. Our team could not be more excited by the opportunities we see ahead to meaningfully improve the operating performance of the business and shareholder value.”
Cash Flow, Liquidity and Leverage
The Company generated $108.9 million in operating cash flow during the fourth quarter, ending the quarter with $510.4 million of available liquidity (cash plus availability under its $650.0 million revolving credit facility). The Company ended the quarter with a Net Total Leverage Ratio of 2.8x.1
Outlook for Financial Items in Fiscal 2025
The Company provides its current outlook for certain financial items (which are still under review) for fiscal 2025, which ends on February 3, 2026:
•Total capital expenditures of less than $220 million2
•Pre-opening expense of approximately $20 million
•Cash interest expense of $130 million to $140 million
Annual Report on Form 10-K Available
The Company's Annual Report on Form 10-K, which will be available at www.sec.gov and on the Company's investor relations website, contains a review of its financial results for the fiscal year ended February 4, 2025.
Investor Conference Call and Webcast
Management will host a conference call to discuss these results on Monday, April 7, 2025, at 4:00 p.m. Central Time (5:00 p.m. Eastern Time). A live and archived webcast of the conference call will be available under the Investor Relations
1 Net Total Leverage Ratio is defined in the Company's Credit Facility as the ratio of the aggregate principal amount of any Consolidated Debt less Unrestricted Cash and unrestricted Permitted Investments to Credit Adjusted EBITDA.
2 Includes capital expenditures on new stores (net of anticipated payments from landlords), remodels and other initiatives, games and maintenance.

section of the Company’s website at ir.daveandbusters.com. Additionally, participants can access the conference call by dialing toll-free (877) 883-0383. The international dial-in for participants is (412) 902-6506. The participant entry number is 0450839. A replay will be available after the call for one year beginning at 6:00 p.m. Central Time (7:00 p.m. Eastern Time) and can be accessed by dialing toll-free (877) 344-7529 or by the international toll number (412) 317-0088. The replay access code is 2968077.
About Dave & Buster's Entertainment, Inc.
Founded in 1982 and headquartered in Coppell, Texas, Dave & Buster's Entertainment, Inc., is the owner and operator of 232 venues in North America that offer premier entertainment and dining experiences to guests through two distinct brands: Dave & Buster’s and Main Event. The Company has 171 Dave & Buster's branded stores in 42 states, Puerto Rico, and Canada and offers guests the opportunity to "Eat Drink Play and Watch," all in one location. Each store offers a full menu of entrées and appetizers, a complete selection of alcoholic and non-alcoholic beverages, and an extensive assortment of entertainment attractions centered around playing games and watching live sports and other televised events. The Company also operates 61 Main Event branded stores in 22 states across the country, and offers state-of-the-art bowling, laser tag, hundreds of arcade games and virtual reality, making it the perfect place for families to connect and make memories. For more information about each brand, visit daveandbusters.com and mainevent.com.
Forward-Looking Statements
The Company cautions that this release contains forward-looking statements. These forward-looking statements involve risks and uncertainties, including: our ability to continue as a going concern; our ability to obtain waivers, and thereafter continue to satisfy covenant requirements under our revolving credit facility; our ability to access other funding sources; our overall level of indebtedness; general business and economic conditions; the impact of competition; the seasonality of the Company's business; adverse weather conditions; future commodity prices; guest and employee complaints and litigation; fuel and utility costs; labor costs and availability; changes in consumer and corporate spending; changes in demographic trends; changes in governmental regulations; unfavorable publicity; our ability to open new stores; and acts of God. Accordingly, actual results may differ materially from the forward-looking statements, and the Company therefore cautions you against relying on such forward-looking statements. The Company intends these forward-looking statements to speak only as of the time of this release and does not undertake to update or revise them as more appropriate information becomes available, except as required by law.
Non-GAAP Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the Company uses the following non-GAAP financial measures: Adjusted EBITDA, Credit Adjusted EBITDA (calculated in accordance with the Company’s Credit Facility), Net Total Leverage Ratio (calculated in accordance with the Company’s Credit Facility), Store operating income before depreciation and amortization, Adjusted net income, and Adjusted net income per share - Diluted, reconciliations of which can be found on the following pages (collectively the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of our operating performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures used by the Company in this press release may be different from the measures used by other companies or calculated differently than similar measures used by other companies.
For Investor Relations Inquiries:
Cory Hatton, Head of Entertainment Finance, Investor Relations & Treasurer
Dave & Buster’s Entertainment, Inc.
Cory.Hatton@daveandbusters.com

DAVE & BUSTER'S ENTERTAINMENT, INC.
Consolidated Statements of Operations
(unaudited in millions, except per share data)

	Quarter Ended				Fiscal Year Ended
	February 4, 2025		February 4, 2024		February 4, 2025		February 4, 2024
Entertainment revenues	$335.0	62.7%	$378.9	63.2%	$1,391.0	65.2%	$1,434.8	65.1%
Food and beverage revenues	199.5	37.3%	220.2	36.8%	741.7	34.8%	770.5	34.9%
Total revenues	534.5	100.0%	599.1	100.0%	2,132.7	100.0%	2,205.3	100.0%

Cost of entertainment (1)(2)	27.4	8.2%	37.5	9.9%	118.6	8.5%	138.5	9.7%
Cost of food and beverage (1)(2)	50.1	25.1%	57.8	26.2%	195.8	26.4%	214.5	27.8%
Total cost of products	77.5	14.5%	95.3	15.9%	314.4	14.7%	353.0	16.0%
Operating payroll and benefits (2)	129.8	24.3%	148.5	24.8%	523.5	24.5%	525.9	23.8%
Other store operating expenses (2)	172.9	32.3%	173.6	29.0%	690.4	32.4%	669.5	30.4%
General and administrative expenses (2)	18.9	3.5%	27.8	4.6%	99.5	4.7%	113.8	5.2%
Depreciation and amortization expense	64.0	12.0%	58.6	9.8%	238.2	11.2%	208.5	9.5%
Pre-opening costs	6.1	1.1%	5.7	1.0%	18.7	0.9%	18.4	0.8%
Other charges and gains (2)	21.2	4.0%	—	—%	27.6	1.3%	9.6	0.4%
Total operating costs	490.4	91.7%	509.5	85.0%	1,912.3	89.7%	1,898.7	86.1%
Operating income	44.1	8.3%	89.6	15.0%	220.4	10.3%	306.6	13.9%
Interest expense, net	35.4	6.6%	34.9	5.8%	135.3	6.3%	127.4	5.8%
Loss on debt refinancing	—	—%	4.9	0.8%	15.2	0.7%	16.1	0.7%
Income before provision for income taxes	8.7	1.6%	49.8	8.3%	69.9	3.3%	163.1	7.4%
Provision for (benefit from) income taxes	(0.6)	-0.1%	13.6	2.3%	11.6	0.5%	36.2	1.6%
Net income	$9.3	1.7%	$36.2	6.0%	$58.3	2.7%	$126.9	5.8%

Net income per share:
Basic	$0.25		$0.90		$1.49		$2.94
Diluted	$0.24		$0.88		$1.46		$2.88
Weighted average shares used in per share calculations:
Basic shares	37.37		40.23		39.07		43.20
Diluted shares	38.18		41.18		40.01		44.07

Other information:
Company-owned stores at end of period	232		220		232		220
Store operating weeks in the period	2,969		3,049		11,769		11,241
Total revenue per store operating weeks in the period (in thousands)	$180		$196		$181		$196
Total revenue per square foot per store operating weeks in the period (in dollars)	$4.34		$4.66		$4.35		$4.60
(1)All percentage data is expressed as a percentage of total revenues for the respective period presented, except cost of entertainment, which is expressed as a percentage of entertainment revenues, and cost of food and beverage, which is expressed as a percentage of food and beverage revenues.
(2)Certain amounts for Fiscal Year and Quarter Ended February 4, 2024 were reclassified to align with the presentation for the Fiscal Year and Quarter Ended February 4, 2025.

DAVE & BUSTER'S ENTERTAINMENT, INC.
Other Operating Data
(unaudited, in millions)
Condensed Consolidated Balance Sheet:

	February 4, 2025	February 4, 2024
ASSETS
Cash and cash equivalents	$6.9	$37.3
Other current assets	87.5	100.2
Total current assets	94.4	137.5
Property and equipment, net	1,634.6	1,332.7
Operating lease right of use assets	1,318.4	1,323.3
Intangible and other assets, net	968.4	960.9
Total assets	$4,015.8	$3,754.4

LIABILITIES AND STOCKHOLDERS' EQUITY
Total current liabilities	$433.9	$435.6
Deferred income taxes	73.0	89.8
Operating lease liabilities	1,575.1	1,558.5
Other long-term liabilities	308.9	135.3
Long-term debt, net	1,479.1	1,284.0
Stockholders' equity	145.8	251.2
Total liabilities and stockholders' equity	$4,015.8	$3,754.4
Summary Cash Flow Information:

	Quarter Ended			Fiscal Year Ended
	February 4, 2025		February 4, 2024	February 4, 2025	February 4, 2024
Net cash provided by operating activities	$108.9		$97.2	$312.3	$364.2
Net cash used in investing activities	(169.9)		(121.9)	(529.8)	(329.1)
Net cash provided by (used in) financing activities	59.3		(2.0)	187.1	(179.4)
Increase (decrease) in cash and cash equivalents	$(1.7)	(1.7)	$(26.7)	$(30.4)	$(144.3)

DAVE & BUSTER'S ENTERTAINMENT, INC.
Non-GAAP Measures
(unaudited, in millions, except per share data)
Adjusted EBITDA:
Adjusted EBITDA represents net income before income taxes, depreciation and amortization expense and other items, as calculated below. Adjusted EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA is presented because we believe that it provides useful information to investors and analysts regarding our operating performance. By reporting Adjusted EBITDA, we provide a basis for comparison of our business operations between current, past and future periods by excluding items that we do not believe are indicative of our core operating performance. A reconciliation of net income to Adjusted EBITDA for the periods presented is provided below:

	Quarter Ended				Fiscal Year Ended
	February 4, 2025		February 4, 2024		February 4, 2025		February 4, 2024
Net income (1)	$9.3	1.7%	$36.2	6.0%	$58.3	2.7%	$126.9	5.8%
Add back:
Interest expense, net	35.4		34.9		135.3		127.4
Loss on debt refinancing	—		4.9		15.2		16.1
Provision for (benefit from) income taxes	(0.6)		13.6		11.6		36.2
Depreciation and amortization expense	64.0		58.6		238.2		208.5
Share-based compensation (2)	(4.5)		0.6		4.6		16.0
Transaction and integration costs (3)	2.0		1.5		3.4		11.1
System implementation costs (4)	1.6		3.2		11.1		9.4
Other items, net (5)	20.0		(1.7)		28.5		4.0
Adjusted EBITDA, a non-GAAP measure (1)	$127.2	23.8%	$151.8	25.3%	$506.2	23.7%	$555.6	25.2%
(1)All percentage data is expressed as a percentage of total revenues for the respective period presented.
(2)Non-cash share-based compensation expense, net of forfeitures, recorded in general and administrative expenses on the consolidated comprehensive income statement.
(3)Transaction and integration costs related to the acquisition and integration of Main Event recorded in general and administrative expenses on the consolidated statement of comprehensive income.
(4)System implementation costs represent expenses incurred related to the development of new enterprise resource planning, human capital management and inventory software for our stores and store support teams and staff augmentation for the implementation team at the store support center. These charges are primarily recorded in other charges and gains on the consolidated statement of comprehensive income.
(5)The amount related to the quarter ended February 4, 2025 primarily consisted of $3.9 million of impairment of long-lived assets and a $15.8 million loss on property and equipment transactions. The amount related to the quarter ended February 4, 2024 primarily consisted of a gain on property and equipment transactions, partially offset by one-time, third-party consulting fees. The amount related to fiscal 2024 primarily consisted of $10.6 million of one-time, third-party consulting fees, $3.9 million of impairment of long-lived assets, and a $12.8 million loss on property and equipment transactions. The amount for the 2023 primarily consisted of one-time, third-party consulting fees. The third-party consulting fees for each period, which are included in general and administrative expenses on the consolidated statement of comprehensive income, are not part of our ongoing operations and were incurred to execute, discrete, and project-based strategic initiatives aimed at transforming our marketing strategy and transform our supply chain operational efficiency. The transformative nature, narrow scope, and limited duration of these incremental consulting fees are not reflective of the ordinary course expenses incurred to operate our business.

Store Operating Income Before Depreciation and Amortization:
Store Operating Income Before Depreciation and Amortization, a non-GAAP measure, represents operating income, plus depreciation and amortization expense, general and administrative expenses, pre-opening costs and other charges and gains. We believe that Store Operating Income Before Depreciation and Amortization is another useful measure in evaluating our operating performance because it removes the impact of general and administrative expenses, which are not incurred at the store level, and the costs of opening new stores, which are non-recurring at the store level, and thereby enables the comparability of the operating performance of our stores for the periods presented. We also believe that Store Operating Income Before Depreciation and Amortization is a useful measure in evaluating our operating performance within the entertainment and dining industry because it permits the evaluation of store-level productivity, efficiency, and performance, and we use Store Operating Income Before Depreciation and Amortization as a means of evaluating store financial performance compared with our competitors. However, because this measure excludes significant items such as general and administrative expenses and pre-opening costs, as well as our interest expense, net, loss on debt extinguishment/refinance and depreciation and amortization expense, which are important in evaluating our consolidated financial performance from period to period, the value of this measure is limited as a measure of our consolidated financial performance. A reconciliation of operating income to store operating income before depreciation and amortization for periods presented is provided below:

	Quarter Ended				Year Ended
	February 4, 2025		February 4, 2024		February 4, 2025		February 4, 2024
Operating income (1)	$44.1	8.3%	$89.6	15.0%	$220.4	10.3%	$306.6	13.9%
Add back:
General and administrative expenses (2)	18.9		27.8		99.5		113.8
Depreciation and amortization expense	64.0		58.6		238.2		208.5
Pre-opening costs	6.1		5.7		18.7		18.4
Other charges and gains (2)	21.2		—		27.6		9.6
Store operating income before depreciation and amortization, a non-GAAP measure (1)	$154.3	28.9%	$181.7	30.3%	604.4	28.3%	656.9	29.8%
(1)All percentage data is expressed as a percentage of total revenues for the respective period presented.
(2)Certain amounts for Fiscal Year and Quarter Ended February 4, 2024 were reclassified to align with the presentation for the Fiscal Year and Quarter Ended February 4, 2025.

Credit Adjusted EBITDA and Net Total Leverage Ratio:
Credit Adjusted EBITDA, a non-GAAP measure, represents Adjusted EBITDA (as defined above) plus certain other adjustments as defined in our Credit Facility. Additional adjustments include (i) entertainment revenue deferrals, (ii) the cost of new projects, including store pre-opening costs, (iii) business optimization expenses and other restructuring costs, and (iv) additional costs and adjustments as permitted by the debt agreements. We believe the presentation of Credit Adjusted EBITDA is appropriate as it provides additional information to investors about the calculation of, and compliance with, certain financial covenants in the Credit Facility.
The following table sets forth a reconciliation of Net income to Credit Adjusted EBITDA for the latest test period shown:

Trailing Four Quarters Ended February 4, 2025
Net income	$58.3
Add back:
Interest expense, net	135.3
Loss on debt refinancing	15.2
Provision for income taxes	11.6
Depreciation and amortization expense	238.2
Share-based compensation (1)	4.6
Transaction and integration costs (2)	3.4
System implementation costs (3)	11.1
Other items, net (4)	28.5
Pre-opening costs (5)	18.7
Credit Facility specific items, net (6)	8.5
Credit Adjusted EBITDA, a non-GAAP measure	$533.4
(1)See discussion of share-based compensation at Adjusted EBITDA above.
(2)See discussion of transaction and integration costs at Adjusted EBITDA above.
(3)See discussion of system implementation costs at Adjusted EBITDA above.
(4)See discussion of other items, net at Adjusted EBITDA above.
(5)Represents costs incurred, primarily consisting of occupancy and payroll related expenses, associated with the opening of new stores. These costs are considered a "cost of new projects" as defined in our Credit Facility.
(6)Represents other adjustments allowed under our Credit Facility in the determination of Net Total Leverage Ratio including i) amortization of software costs, ii) executive search fees, ii) public company costs and iii) estimated impact of remodels to financial performance.
The following table provides a calculation of Net Total Leverage Ratio, as defined in our Credit Facility, for the latest test period shown:

Fiscal Year Ended February 4, 2025
Credit Adjusted EBITDA (a)	$533.4
Total debt (1)	$1,486.1
Less: Cash and cash equivalents	(6.9)
Add: Outstanding letters of credit	11.5
Net debt (b)	$1,490.7
Net Total Leverage Ratio (b / a)	2.8x
(1)Amount represents the face amount of debt outstanding, net unamortized debt issuance costs and debt discount.

Adjusted Net Income and Adjusted Net Income Per Share - Diluted:
Adjusted net income, a non-GAAP measure, represents net income before special items, as calculated below, and Adjusted net income per share - Diluted, a non-GAAP measure, represents Adjusted net income on a fully diluted, per share basis. We believe excluding these special items from net income provides investors with a clearer perspective of our ongoing operating performance and a more relevant comparison to prior period results. The following table presents a reconciliation of Net income to Adjusted net income and presents Adjusted net income per diluted share, for the periods shown:

	Quarter Ended				Fiscal Year Ended
	February 4, 2025		February 4, 2024		February 4, 2025		February 4, 2024
	$	EPS	$	EPS	$	EPS	$	EPS
Net income	$9.3	$0.24	$36.2	$0.88	$58.3	$1.46	$126.9	$2.88
Add back:
Loss on debt refinancing	—	—	4.9	0.12	15.2	0.38	16.1	0.37
Transaction and integration costs (1)	2.0	0.05	1.5	0.04	3.4	0.08	11.1	0.25
System implementation costs (2)	1.6	0.04	3.2	0.08	11.1	0.28	9.4	0.21
Other items, net (3)	20.0	0.52	(1.7)	(0.04)	28.5	0.71	4.0	0.09
Tax impact of items above, net (4)	(6.1)	(0.16)	(2.1)	(0.05)	(15.1)	(0.38)	(10.6)	(0.24)
Adjusted net income and Adjusted net income per share - Diluted, non-GAAP measures	$26.8	$0.69	$42.0	$1.03	$101.4	$2.53	$156.9	$3.56
(1)     See discussion of transaction and integration costs at Adjusted EBITDA above.
(2)    See discussion of system implementation costs at Adjusted EBITDA above.
(3)    See discussion of other items, net at Adjusted EBITDA above.
(4)    The income tax effect related to special items is based on the statutory tax rate for the applicable period.